Exhibit 8.1
1. Viméxico, S.A. de C.V. (México)
2. Vitro Envases Norteamérica, S.A. de C.V. (México)
3. Vitro Corporativo, S.A. de C.V., (México)
4. Servicios Corporativos de Edificaciones, S.A. de C.V, (México)
5. Administración de Inmuebles Vitro, S.A. de C.V. (México)
6. Aerovitro, S.A. de C.V. (México)
7. Vidriera Monterrey, S.A. de C.V., (México)
8. Vidriera Los Reyes, S.A. de C.V., (México)
9. Vidriera Guadalajara, S.A. de C.V., (México)
10. Vidriera Querétaro, S.A. de C.V., (México)
11. Vidriera Toluca, S.A. de C.V., (México)
12. Compañía Vidriera, S.A. de C.V., (México)
13. Fabricación de Máquinas, S.A. de C.V., (México)
14. Servicios Integrales de Acabados, S.A. de C.V., (México)
15. Inmobiliaria Loma del Toro, S.A. de C.V., (México)
16. Industria del Álcali, S.A. de C.V., (México)
17. Vidrio Lux S.A., (Bolivia)
18. Vitro Packaging LLC., (Delaware)
19. Vitro Europa Ltd., (Switzerland)
20. American Asset Holdings Corp., (Delaware)
21. Crisa Holdings Co., (Delaware)
22. Troper Inc., (Delaware)
23. Troper Services, Inc., (Delaware)
24. Amsilco Holdings, Inc., (Delaware)
25. BBO Holdings, Inc., (Delaware)
26. Crisa Corporation (Delaware)
27. Vitro Automotriz, S.A. de C.V., (México)
28. Vitro Flex, S.A. de C.V, (México)
29. Vitro Vidrio y Cristal, S.A. de C.V., (México)
30. Vitro Flotado Cubiertas, S.A. de C.V., (México)
31. Distribuidor Vidriero Lan, S.A. de C.V., (México)
32. Distribuidora de Vidrio y Cristal, S.A. de C.V. (México)
33. Vitrocar, S.A. de C.V., (México)
34. Cristales Inastillables de México, S.A. de C.V., (México)
35. Vidrio Plano de México, S.A. de C.V., (México)
36. VVP Holdings LLC., (Delaware)
37. VVP Autoglass, Inc., (Delaware)
38. Vitro America, LLC., (Delaware)
39. Super Sky Products, Inc., (Wisconsin)
40. Super Sky International, Inc., (Wisconsin)
41. VVP Finance Corporation (Delaware)
42. VVP Funding Corporation (Delaware)
43. Vitro Colombia, S.A., (Colombia)
44. VVP Europa Holdings, B.V., (Holland)
45. Vitro do Brasil Industria e Comercio, Ltda., (Brazil)
46.	Servicios Legales y Valores Bahamas (Bahamas)

47. Vitro International Services Corporation
48. Vitro Chemicals, Fibers and Mining, Inc., (Texas)
49. Vitro Global, Ltd.,(Switzerland)
50. Vidrio Plano, S.A. de C.V., (México)
51. Distribuidora de Vidrio y Cristal, S.A. de C.V., (México)
52. Vidrio Plano Mexicali, S.A. de C.V., (México)
53. Vitemco Venezuela, S.A., (Venezuela)
54. Vitro Panama, S.A. (Panama)
55. Vitemco Ecuador, S.A., (México)
56. Cristales Automotrices, S.A. de C.V. (México)
57. Cristales y Servicios, S.A. de C.V.
58. Vidrio y Cristal del Noroeste, S.A. de C.V. (México)
59. Vitro Chaves- Indústria de Vidrio, S.A. (Portugal)
60. Vitro Cristalglass, S.L. (Spain)
61. IP Vitro Vidrio y Cristal, Ltd (Switzerland)
62. Empresas Comegua, S.A., (Panama)
63. Tecnología Vitro Vidrio y Cristal, Ltd. (Switzerland)
64. Servicios Vitro Cosmos, S.A. de C.V. (México)
65. Servicios Vidriera Guadalajara, S.A. de C.V. (México)
66. Servicios Vidriera Los Reyes, S.A. de C.V. (México)
67. Servicios Vidriera Querétaro, S.A. de C.V. (México)
68. Servicios Vidriera Toluca, S.A. de C.V. (México)
69. Vau, S.A. de C.V. (México)
70. Productos de Valor Agregado en Cristal, S.A. de C.V. (México)
71. Grupo Sordo Noriega, S.A. de C.V. (México)
72. Productos de Valor Agregado en Cristal del Sureste, S.A. de C.V. (México)
73.	Viqueretanos, S.A. de C.V. (México)